Exhibit 10.7B

AMENDMENT NO. 2

TO EMPLOYMENT AGREEMENT

This Amendment No. 2 between Ostex International, Inc. (the “Company”), a Washington corporation, and Thomas A. Bologna (“Executive”) is dated and entered into as of January 16, 2002.

RECITALS

A.                                   The parties entered into an Executive Employment Agreement dated as of July 16, 1997 providing for the employment of Executive by the Company (as amended on February 10, 1998, the “Employment Agreement”).

B.                                     The parties now desire to amend the Employment Agreement, upon the terms set forth herein.

AGREEMENT

Therefore, it is agreed as follows:

1.                                       Outside Activities.  Section 2(i) of the Employment Agreement shall be replaced in its entirety by the following language:

“(i)                               are described to the Chairman of the Compensation Committee of the Board of Directors of the Company at the time they are being undertaken and”

2.                                       Term.  The expiration of the term of the Employment Agreement shall be changed in the first sentence, third line of Section 3 of the Employment Agreement from July 15, 2001 to July 15, 2006.

IN WITNESS WHEREOF, the parties have executed and entered into this Amendment No. 2 as of the date set forth above.

EXECUTIVE

/s/ Thomas A. Bologna
Thomas A. Bologna

COMPANY:

OSTEX INTERNATIONAL, INC.

By	/s/ Thomas J. Cable
Thomas J. Cable
Its	Chairman of the Compensation Committee
and Director